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                                  EXHIBIT 99.1


FIDELITY HOLDINGS, INC. ANNOUNCES NAME CHANGE TO THE MAJOR AUTOMOTIVE COMPANIES, INC. AND TRADING SYMBOL TO MAJR EFFECTS 1-FOR-5 REVERSE STOCK SPLIT KEW GARDENS, N.Y.--(BUSINESS WIRE)--May 2, 2001--Fidelity Holdings, Inc. (Nasdaq NM: FDHG - news) today announced that, effective May 1, 2001, it has changed its name to "The Major Automotive Companies, Inc." Additionally, the Company's trading symbol will change from "FDHG" to " MAJR".
Furthermore, the Company announced that, in accordance with its previously disclosed plans, it has today effected a 1-for-5 reverse split of its common stock. Under the stock split, stockholders will receive one new share of The Major Automotive Companies' stock for each five old shares of Fidelity Holdings, Inc.'s shares they currently hold.
Bruce Bendell, Chairman and CEO of The Major Automotive Companies, noted, "The change in our name and ticker symbol is reflective of the Company's sole direction and focus - the retail sale of new and used vehicles and related products and services. We believe that we will maintain and enhance our profitability from these operations and our progress will be recognized in the marketplace, and that these activities will ultimately benefit our shareholders. The Major Automotive Companies operates through Major Automotive Group, a leading consolidator of automotive dealerships in the New York Metropolitan area. The Major Automotive Companies, Inc. is continuing to divest its remaining non-automotive activities by way of sale, merger, consolidation or other opportunities.
For additional information, visit the Company's website at WWW.MAJORAUTO.COM. The information contained in this press release, including any "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities and Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's annual report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.


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CONTACT:

     Rodman & Renshaw, Inc., New York
     John Borer, III, 212/465-8220
     jborer@rodmanand renshaw.com